Exhibit 1.2

Execution Copy

A123 SYSTEMS, INC.

3.75% CONVERTIBLE SUBORDINATED NOTES DUE 2016

UNDERWRITING AGREEMENT

March 31, 2011

March 31, 2011

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated
Barclays Capital Inc.

Lazard Capital Markets LLC

Pacific Crest Securities LLC

c/o       Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

c/o       Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

A123 Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as managers (the “Managers”), an aggregate of $125,000,000 principal amount of the 3.75% Convertible Subordinated Notes due 2016 (the “Firm Securities”), convertible into common stock, $0.001 par value (“Stock”) of the Company, and, at the election of the Underwriters, to issue and sell up to an aggregate of $18,750,000 additional principal amount of the 3.75%  Convertible Subordinated Notes due 2016 (the “Additional Securities”) (the Firm Securities and the Additional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).  The Securities are to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth on Schedule I hereto), on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 28, 2011 in the form first used to confirm sales of the Securities (or in the form first made available to the

Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified in Schedule I hereto together with the free writing prospectus identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.     Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)       The Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)      (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (i) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (ii) each part of the Registration Statement that constitutes a Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)   (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; (ii) the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement; and (iii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the

Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)   Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)   The authorized capital stock of the Company is as set forth in, and conforms in all material respects to the description thereof contained in, each of the Time of Sale Prospectus and the Prospectus.

(h)   The shares of Stock outstanding prior to the issuance of the Firm Securities have been duly authorized and are validly issued, fully paid and non-assessable; and the shares of Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Time of Sale Prospectus and the Prospectus.

(i)    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)    The Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture; and the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(k)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (iii) and (iv), for any such contravention that would not, singly or in the aggregate, affect the validity of the Securities or otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained under the Securities Act or Trust Indenture Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)   Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)   The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Convertible Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption “Certain Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(p)   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)   Except as described in the Time of Sale Prospectus or disclosed to you in writing on the date hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(t)    There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder which have not been described or filed as required.

(u)   Neither the Company, nor any of its subsidiaries, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company, or any of its subsidiaries, has (in the case of a director, officer, employee, agent or representative, while serving in such capacity) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Company or any of its subsidiaries; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v)   The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

(x)    (i)  The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or, to the knowledge of the Entity, is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)   Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(z)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(aa) Except as described in the Time of Sale Prospectus or except where the failure of any of the following representations to be true would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) The Company and its subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, including (trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business in the manner in which it is being conducted and in the manner set forth in the Time of Sale Prospectus (collectively, the “Company Intellectual Property”), and to the extent that the Company Intellectual Property is not sufficient to so conduct their business, including with respect to any products described in the Time of Sale Prospectus as being under development, the Company believes it can acquire such rights on reasonable terms; (ii) none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Time of Sale Prospectus; (v) neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries; (vi) the Company and its subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or another person has breached any such agreement.

(bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(dd) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such certificates, authorizations and permits the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ee) Except as described in the Time of Sale Prospectus, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and to the extent applicable, have implemented and are in compliance in all respects with all manufacturing practices, quality assurance standards and similar business practices mandated by state, federal or foreign regulatory or related agencies, except where the failure to so comply or conform would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The statistical and market-related data contained in the Time of Sale Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived.

(hh) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and The Nasdaq Stock Market.

(ii)   Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof (the “Purchase Price”), the respective principal amounts of Firm Securities set forth in Schedule II hereto opposite its name.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to the aggregate principal amount of Additional Securities set forth in Schedule I hereto at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Company hereby agrees that, without the prior written consent of each of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock, or any securities, directly or indirectly, convertible into or exercisable or exchangeable for Stock, or any securities of the Company that are substantially similar to the foregoing, whether now owned or hereafter acquired by the Company or with respect to which the

Company has or hereafter acquires the power of disposition, (2) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) except for a registration statement on Form S-8 or a successor form, file any registration statement with the Commission relating to the offering of any securities of the Company that are substantially similar to the Securities or the Stock or any securities convertible into or exercisable or exchangeable for Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, or to be issued upon the conversion thereof, (b) (i) the issuance by the Company of shares of Stock upon the exercise of an option granted under a stock incentive plan or stock purchase plan of the Company and (ii) the grant of restricted stock awards to employees, consultants, advisors, officers or directors of the Company under a stock incentive plan, in each case, provided such plan is existing and in effect on the date of the Time of Sale Prospectus, (c) the issuance by the Company of shares of Stock upon the exercise of a warrant, or the conversion of a security, in each case outstanding on the date of the closing of the offering of the Securities to be sold hereunder, (d) the one-time issuance by the Company of up to a number of shares of Stock equal to $5,000,000 divided by the average of the last reported sale price of the Stock on The Nasdaq Global Select Market on each of the twenty (20) days immediately preceding the date of issuance; provided (i) such issuance is pursuant to a collaborative, licensing or marketing agreement or in connection with any other strategic transaction and (ii) that the recipient of such shares has previously signed a lock-up agreement providing that none of the shares shall be sold prior to May 18, 2011 and, on or after May 18, 2011, no more than 10% of the shares so issued shall be sold in any single day during the period ending 90 days after the date of the Prospectus, (e) any agreement by the Company to sell shares of Stock; provided (i) such agreement is pursuant to a collaborative, licensing or marketing agreement or in connection with any other strategic transaction, (ii) that the issuance of such shares of Stock does not occur until the expiration of the period ending 90 days after the date of the Prospectus and (iii) the party to such agreement has previously signed a lock-up agreement on substantially the same terms as the form in Exhibit A hereto, (f) the issuance and sale of shares of Stock to the Underwriters pursuant to the other underwriting agreement relating to such shares of even date herewith among the Company and the Underwriters, (g) the one-time issuance by the Company of up to a number of shares of Stock equal to $25,000,000 divided by the average of the last reported sale price of the Stock on The Nasdaq Global Select Market on each of the twenty (20) days immediately preceding the date of issuance; provided (i) such issuance is pursuant to a collaborative, licensing or marketing agreement or in connection with any other strategic transaction and (ii) that the recipient of such shares has previously signed a lock-up agreement on substantially the same terms as the form in Exhibit A hereto, or (h) the grant by the Company of additional employee stock options and/or restricted stock units under plans existing and in effect as of the date of the Time of Sale Prospectus.

3.          Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.          Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 6, 2011, or at such other time on the same or such other date, not later than April 13, 2011, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as shall be designated in writing by you.

The Firm Securities and Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Managers and their counsel.

(d)   The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special Intellectual Property counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Managers and their counsel.

(e)   The Underwriters shall have received on the Closing Date an opinion of Global Law Office, counsel to A123 Systems (China) Materials Co., Ltd., dated the Closing Date, in form and substance satisfactory to the Managers and their counsel.

(f)    The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

The opinions of Latham & Watkins LLP and Wilmer Cutler Pickering Hale and Dorr LLP described in Sections 5(c) and 5(d), respectively, above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)   The shares of Stock issuable upon conversion of the Securities shall have been duly listed on The Nasdaq Global Select Market.

(i)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)   To furnish to you, without charge, six (6) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter that so requests a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)   To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)   Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the

Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)   To endeavor to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company or any of its subsidiaries be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or the shares of Stock issuable upon conversion of the Securities, in any jurisdiction where it is not now subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(h)   To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Without the prior written consent of each of the Managers, not to grant any waivers under the Company’s employee trading policy, including, without limitation, waivers related to hedging and monetization transactions, during the period in which the lock-up restrictions set forth in Section 2 of this agreement are in effect.

(j)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds”.

(k)   To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities.

(l)    To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Securities and the shares of Stock issuable upon conversion of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified and the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority and any fees charged by the rating agencies for the rating of the Securities (v) all costs and expenses incident to listing the shares of Stock issuable upon conversion of Securities on The Nasdaq Global Select Market, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, any agent of the trustee and the fees and disbursements of counsel for the trustee in connection with the Indenture and the Securities, any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and the Indenture and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, any advertising expenses connected with any offers they may make and travel and lodging expenses of the representatives of the Underwriters in connection with the road show.  In addition, the Underwriters will pay half of the cost of any aircraft chartered in connection with the road show.

8.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.     Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact (x) made or alleged to be made by the Company in any written communication made or alleged to be made in connection with the offer and sale of the Securities, or (y) contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rules 433(d) or (f) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)                   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                   To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the

Underwriters bear to the aggregate Public Offering Price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)                   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.   Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities of the

Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 10, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.   Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply in all material respects with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.   Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)                   The Company acknowledges that in connection with the offering of the Securities:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.   Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.   Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.   Notices.

(a)        All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York, 10005, Attention: ECM Syndicate Desk, with a copy to the General Counsel and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and

(b)        if to the Company shall be delivered, mailed or sent to A123 Systems, Inc., 321 Arsenal Street, Watertown, MA 02472, Attention: General Counsel, with a copy to Latham & Watkins LLP, 200 Clarendon Street, 20th Floor, Boston, MA 02116, Attention: John H. Chory, Esq.;

Very truly yours,

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
Name: David P. Vieau
Title: President, Chief Executive Officer, Director

[Company Signature Page to Underwriting Agreement (Convertible Notes)]

Accepted as of the date hereof

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated
Barclays Capital Inc.

Lazard Capital Markets LLC

Pacific Crest Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

Deutsche Bank Securities Inc.

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Director

By:	/s/ Isobel Van Daesdonk
Name: Isobel Van Daesdonk
Title: Director

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Underwriters Signature Page to Underwriting Agreement (Convertible Notes)]

SCHEDULE I

Indenture:	Indenture to be dated as of April 6, 2011 between the Company and the Trustee, as supplemented by a supplemental indenture to be dated as of April 6, 2011

Trustee:	U.S. Bank National Association

Registration Statement File No.:	333-173122

Time of Sale Prospectus

1.                                       Prospectus dated March 28, 2011 relating to the Shelf Securities

2.                                       Preliminary prospectus supplement dated March 28, 2011 relating to the Securities

3.                                       Free writing prospectus dated March 31, 2011 filed by the Company with the SEC pursuant to Rule 433(d) of the Securities Act on April 1, 2011

Principal Amount of Firm Securities:	$125,000,000

Principal Amount of Additional Securities	$18,750,000

Purchase Price:	97% of the principal amount of the Securities, plus accrued interest, if any, from April 6, 2011

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SCHEDULE II

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Additional Securities Underwriters May Elect to Purchase

Deutsche Bank Securities Inc.	$43,750,000	$6,562,500
Goldman, Sachs & Co.	$43,750,000	$6,562,500
Morgan Stanley & Co. Incorporated	$11,250,000	$1,687,500
Barclays Capital Inc.	$11,250,000	$1,687,500
Lazard Capital Markets LLC	$8,750,000	$1,312,500
Pacific Crest Securities LLC	$6,250,000	$937,500

Aggregate Principal Amount:	$125,000,000.00	$18,750,000

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

March , 2011

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

As Representatives of the several Underwriters

to be named in the within mentioned Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (together, the “Representatives”) propose to enter into two Underwriting Agreements (the “Underwriting Agreements”) with A123 Systems, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company, providing for concurrent public offerings (each a “Public Offering” and collectively, the “Public Offerings”) by the several Underwriters, including the Representatives (collectively, the “Underwriters”), of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and convertible notes of the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus or prospectuses relating to the Public Offering(s) (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering(s), provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock as a bona fide gift, (c) transfers to family members or to trusts for the benefit of the undersigned or family members of the undersigned, in each case, for estate planning purposes, (d) distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited partners, members, or stockholders of the undersigned, (e) the exercise of an option to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus or the disposition of shares of restricted stock to the Company pursuant to the terms of such plan; provided that in the case of any transfer or distribution pursuant to clauses (b)-(d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) in the case of any transfer or distribution pursuant to clauses (b)-(d) or any option exercise or disposition of restricted stock pursuant to clause (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, (g) transfers of shares of Common Stock pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act, provided that (i) a copy of such plan is provided to the Underwriters prior to the date of the Underwriting Agreement and (ii) such plan is not amended or modified prior to the expiration of the lock-up period contemplated by this letter or (h) the sale of shares of Common Stock to the Underwriters in connection with the Public Offering of Common Stock.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

2

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offerings.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not a Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to the Underwriting Agreements, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter shall automatically terminate upon the earliest to occur, if any, of (1) the Representatives, on behalf of the Underwriters, advising the Company in writing, prior to the execution of either Underwriting Agreement, that they have determined not to proceed with either Public Offering, (2) the Company advising the Representatives in writing, prior to the execution of either Underwriting Agreement, that it has determined not to proceed with either Public Offering, (3) termination of both Underwriting Agreements before the sale of any shares of common stock or convertible notes of the Company to the Underwriters, (4) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offerings is withdrawn, and (5) May 15, 2011, in the event that neither of the Underwriting Agreements has been executed by such date.

Very truly yours,

(Name)

(Address)

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